Exhibit 23.1

KPMG LLP
Two Financial Center
60 South Street
Boston, MA 02111

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Current Report on Form 8-K/A of our reports dated March 3, 2025, with respect to the consolidated financial statements of Brookline Bancorp, Inc. and the effectiveness of internal control over financial reporting.

Boston, Massachusetts
November 17, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.